No.                            Warrants to purchase
                                  *      * shares
Dated:                       (subject to adjustment)
                                  of common stock
                                $.001 par value of
                                 Krantor Corporation

                                   VOID AFTER


                               KRANTOR CORPORATION


                                  Transferable

                 Warrant for Common Stock of Krantor Corporation

         Krantor Corporation (hereinafter referred to as the "Company"), a Delaware corporation, hereby certifies that, for value received,



or assigns (the "Holder"), is entitled to purchase from the Company, at any time or from time to time, subsequent to 9:00 A.M. New York local time on November 13, 1997, and before 3:00 P.M. New York local time three years thereafter (hereinafter the "Term") on November 12 ,2000, an aggregate of * * fully paid and non-assessable shares of the common stock (the "Common Stock"), par value $.001 per share, of the Company on the payment therefor of $1.10 (which may be adjusted pursuant to Section 9 below) for each share of the common stock subscribed for and purchased (the "Exercise Price"), upon the surrender of this Warrant duly signed by the registered Holder hereof or assigns at the time of subscription, accompanied by payment of the total subscription price in cash or by certified check, by wire transfer or bank draft payable to the order of the Company, upon the terms and subject to the conditions hereinafter set forth.

         1. NOTICE OF EXERCISE. Notice of intention to exercise any of the purchase rights evidenced by this Warrant must be given by written notice addressed to the Company at its principal office at 120 East Industry Court, Deer Park, New York 11729 unless and until change of address may be given to the warrantholder in writing or by written notice addressed to its duly designated and acting Warrant Agent, if any, at least ten (10) days prior to any intended exercise. Such notice shall specify the date on which purchase rights are to be exercised and the number of shares of the common stock to be purchased on that date.

         2. EXERCISE OF WARRANT. On or before the date of exercise specified in such notice, the Holder shall surrender this Warrant (in negotiable form, if not surrendered by the Holder named above), to the principal office of the Company, or to that of its duly designated and acting Warrant Agent, if any, with the notice of exercise in the form as attached as a schedule to this Warrant duly signed, together with the purchase price of the common stock represented by certified or official bank check on New York Clearing House funds payable to the order of the Company.

         3. DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this Warrant, payment of the purchase price, and in any event no later than ten (10) days thereafter, the Company or its duly designated and acting Warrant Agent, if any, will cause to be issued in the name of, transferred to, or otherwise delivered to the Holder hereof, or such Holder's nominee or nominees, a certificate or certificates for the number of full shares of the common stock of the Company to which such Holder shall be entitled upon such exercise. In case, between the date of such exercise and the date on which such certificate or certificates are issued, transferred or otherwise delivered, the record Holder of such shares shall become entitled to any dividend or other right, the Company will forthwith pay or cause to be paid in cash to the Holder hereof, the amount of such dividend, or transfer to the Holder hereof such right, as the case may be. No fraction of a share or scrip certificate for such a fraction shall be issued upon the exercise of this Warrant; in lieu thereof, the Company will pay or cause to be paid to such Holder, cash equal to a like fraction at the then prevailing market price for such share as determined by the Company.

         4. PARTIAL EXERCISE OF A WARRANT. In case this Warrant shall be exercised for less than the full number of shares to which the Holder is entitled, the Company, at its expense, will issue or will cause to be issued and delivered to the Holder hereof, a new warrant or warrants of like tenor issued in said Holder's name, calling for the number of shares for which the surrendered warrant shall have been exercised.

         5. EXCHANGE OF WARRANTS. Upon the surrender by any Holder of any warrant or warrants at the principal office of the Company or at that of its duly designated and acting Warrant Agent (in negotiable form if not surrendered by the Holder named on the face thereof), the Company or its duly designated Warrant Agent will issue and deliver to, or on the order of such Holder, at the Company's expense, a new warrant or warrants in the name of such Holder or as such Holder (upon the payment by such Holder of any applicable transfer tax) may direct, in such authorized denomination or denominations as such Holder may request, evidencing the rights to purchase an aggregate amount of stock or securities equal to the aggregate amount of stock or securities which the warrant or warrants so surrendered evidenced the right to purchase.

         6. LOST, STOLEN, DESTROYED OR MUTILATED WARRANTS. Upon receipt by the Company or its duly designated and acting Warrant Agent, if any, of evidence satisfactory (in the exercise of reasonable discretion) to each of them of the ownership of and the loss, theft or destruction or mutilation of any warrant and (in the case of loss, theft or destruction), of indemnity satisfactory (in the exercise of reasonable discretion) to each of them, and (in the case of mutilation) upon the surrender and cancellation thereof, the Company or its duly designated and acting Warrant Agent will issue and deliver, in lieu thereof, a new warrant of like tenor.

         7. NEGOTIABILITY. This Warrant is transferable at the office of the Company or the Warrant Agent, if any, (or of its successors as Warrant Agent) by the registered Holder hereof or by attorney duly authorized in writing, but only in the manner and subject to the limitations provided in this Agreement, and upon surrender of this Warrant and the payment of any transfer taxes. Upon any such transfer, a new warrant, or new warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock (or as much thereof as remains issuable on exercise of the Warrant) will be issued to the transferee in exchange for this Warrant.

         This Warrant when surrendered, by the registered Holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in this Agreement, for another warrant, or other warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock.

         8. ANTI-DILUTION. In case the Company shall at any time subdivide the outstanding shares of common stock, or shall issue a stock dividend on its outstanding common stock, the Exercise Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Company shall at any time combine the outstanding shares of common stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be. The Company also reserves the right through its Board of Directors to reduce the Exercise Price of the Warrant at any time during its term.

         When the number of shares of Common Stock or the Exercise Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the Holder by first class mail, postage prepaid, notice of such adjustment or adjustments and a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of shares of Common Stock and the Exercise Price after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

         The term "Common Stock" shall mean (A) the class of stock designated as the Common Stock of the Company at the date of this Warrant or (B) any other class of stock resulting from successive changes or reclassification of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section, the Holder shall become entitled to receive any securities upon exercise other than shares of Common Stock of the Company, thereafter the number of such other securities and the Exercise Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section.

THERE SHALL BE NO OTHER ANTI-DILUTION PROVISIONS APPLICABLE TO THE WARRANT

         Fractional shares need not be issued upon exercise, but in lieu thereof, the Company may pay cash equal to the market value of such fractional share.

         Except as stated above, the Exercise Price will not be adjusted. To the extent that sufficient stock has not been previously issued and is available for delivery to the Holder to satisfy exercise of this Warrant, the Company shall attempt to reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting exercise of the Warrant, the full number of

Common Stock necessary for delivery upon the exercise. However to the extent, based on changing market prices for the Company's securities, sufficient authorized but unissued stock is not available the Company shall promptly seek to have its certificate of incorporation amended to increase its authorized common stock to a level which shall accommodate exercise of all outstanding Warrants or otherwise take corporate action which the Company deems necessary to accommodate and satisfy exercise rights.

         NO ADJUSTMENT FOR DIVIDENDS. Except as provided in this Section 9, no adjustment in respect to any dividends paid shall be made during the term of the Warrant or upon the exercise of the Warrant.

         PRESERVATION OF PURCHASE RIGHTS UPON RECLASSIFICATION CONSOLIDATION, ETC. In the case of any consolidation of the Company with or merger of the Company into another corporation or in the case of any sale or conveyance to another corporation of all or substantially all of the property, assets or business of the Company, the Company or such successor or purchasing corporation, as the case may be, shall provide that the Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of the Warrant the kind and amount of shares and other securities and property which the Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Warrant been exercised immediately prior to such action, such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
8. The provisions of this Section 9 shall similarly apply to successive consolidations, mergers, sales or conveyances.

         PAR VALUE OF COMMON STOCK. Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value of the shares of Common Stock issuable upon exercise of the Warrant, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Exercise Price.

         STATEMENT ON WARRANT CERTIFICATES. Irrespective of any adjustments in the Exercise Price or the number of securities convertible, this Warrant certificate or any certificates hereafter issued may continue to express the same price and number of securities as are stated in this Warrant certificate. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of the Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration or transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

         10. REGISTRATION RIGHTS/ ESTABLISHMENT OF ESCROW FOR SHARES PENDING REGISTRATION. The Company agrees to seek registration with the Securities and Exchange Commission of sufficient common stock as will include the underlying common stock into which this Warrant is exercisable. Such registration attempt shall be accomplished by the filing, within 15 days of the final closing on the Private Placement in which the Unit in which this Investor Warrant was a part was subscribed for and paid for, with the Securities and Exchange Commission of a registration statement covering such securities, on form available to the Company sufficient in form to accomplish such registration, and the Company shall use its best efforts to have such registration declared effective within a reasonable time period after filing. The Company has undertaken to keep said registration current and effective during the period any of the Warrants remain outstanding and not exercised into common stock of the Company. If the said registration statement is not filed within said 15 day period the Company shall be subject to penalties as set forth in the Debenture also made part of the Unit of which this Investor Warrant was a part.

         (a) The Company shall establish an Escrow Account (the "Escrow Account") which shall be administered by an Escrow Agent (the "Escrow Agent") appointed by the Company with the consent of the Placement Agent, which consent shall not be unreasonably withheld, into which Escrow Account the Company shall deliver shares, as will have previous thereto been issued to the Holders of the Debentures, Investor Warrants and Placement Agent Warrants, in the amount of 1,000,000 shares (which will likely be in excess of the amount of such stock into which the Securities shall be convertible/exercisable). Although the Company shall register all of such stock, that which is not necessary to transfer to the Holders for exercise/conversion of all of the Securities may be redeemed by the Company for the stock's par value. The Escrow Account shall be administered by the Escrow Agent in accord with that certain Escrow Agreement (the "Escrow Agreement") as executed by the Company and the Placement Agent, a copy of which is acknowledged by the undersigned Holder to have been reviewed and accepted by him.

         The Company shall have the right, on written notice to the Holders, to redeem any and all of the stock placed into the Escrow Account (the "Escrow Stock") which remains in the Escrow Account after withdrawal of a total number of shares of the Escrow Stock into which the Debentures have been converted, Investor Warrants exercised, and the Placement Agent Warrants exercised, as of the date of the termination of rights to convert and/or exercise all such Securities. The redemption price shall be the par value of such stock. The Escrow Stock may be issued with a legend thereon referring to the redemption rights of the Company as provided herein. However, when transferred from the Escrow Account to the Holder, all legends shall be removed, provided that the stock has been registered as provided herein.

         Until released from the Escrow Account or redeemed by the Company, the Escrow Stock shall be treated on and reflected in the books of the Company as issued and outstanding and owned of record by the Holders of the Securities in proportion to the amount of such Securities held by such Holders, subject to the voting rights of the Escrow Agent and redemption rights of the Company as provided herein and in the Escrow Agreement. Subject to such rights of redemption by the Company and with such voting rights of the Escrow Agent, the Escrow Stock shall be freely transferrable by the record holder thereof, provided that the transferee is made aware of and agrees to the continued status of such stock as is set forth herein, and provided, however that prior to any such transfer the stock shall be registered or an exemption from registration available to allow the transfer.

         (b) Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance in furtherance of registration rights provided in this Agreement, including without limitation, all registration, filing, and qualification fees, printing expenses, fees and disbursements of counsel for the Company, and expenses of any special audits incidental to or required by such registration, shall be borne by the Company; provided however:

    (i) The Company shall not be required to pay for expenses of any registration the request for which has been subsequently withdrawn by the holders of rights to such registration (the "Holders"), in which case, such expenses shall be borne by the Holders requesting such withdrawal;

    (ii) The Company shall not be required to pay fees of legal counsel of Holder, or underwriters' fees, discounts, or commissions relating to
    securities   registered   for   the   Holders   (hereinafter    "Registrable
    Securities").

         (c) Registration Procedures. In the case of each registration, qualification, or compliance effected by the Company as provided herein, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

    (i) The Company shall take such action that is reasonably necessary to cause the registration to become effective and will maintain such effectiveness for a period of three years from the final closing on such Private Placement or for so long as any shares of Common Stock including shares underlying the Debentures, Investor Warrants, and/or Placement Agent Warrants continue to be owned beneficially by any of the investors in the Private Placement or the Placement Agent or until such shares of Common Stock may be sold pursuant to Rule 144 under the Securities Exchange Act of 1934, as amended, whichever time period is shorter; and

    (ii) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

         (d) Indemnification. (i) The Company will indemnify each Holder of Registrable Securities, each of the Holder's officers and directors, and each person controlling such Holder, with respect to such registration, qualification, or compliance effected pursuant to this paragraph, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder, against all claims, losses, damages, and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of the Holder's officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defining any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by or any other action of such Holder or underwriter in connection with or adversely affecting the registration.

    (ii) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors and officers who sign such registration statement, each underwriter or placement agent, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of such Holder's officers and directors and each person controlling such Holder, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters and/or placement agents for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with information furnished to the Company by such Holder in writing specifically for use therein.

    (iii) Each party entitled to indemnification under this paragraph (the "Indemnified Party") shall give notice to the party required to provide indemnification (the Indemnifying Party) promptly after such indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgement or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

    (e) Information by Holder

         The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such written information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in this paragraph.

    (f) Transfer of Registration Rights

         The Rights to cause the Company to register your securities granted to you by the Company under this Agreement may be assigned by you to a transferee or assignee of any of your Registrable Securities, provided, that the Company is given written notice by you at the time of or within a reasonable time after said transfer, stating the name and address and social security number (if applicable) of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

    (g) Survival

         The provisions of this Section 10 shall survive the conversion of the Debentures and/or exercise of the Warrants, where applicable.

         The Company has undertaken to keep said registration current and effective during the period any of the Warrants remain outstanding and not exercised into common stock of the Company.

         11. SUBSCRIPTION AGREEMENT. The Holder has executed a Subscription Agreement (the "Subscription Agreement") contemporaneous herewith, terms and conditions, covenants and representations therein also being applicable as to this Agreement, unless provisions appear herein to the contrary. Definitions of certain terms in that Subscription Agreement equally apply to use of those terms herein unless provisions to the contrary appear herein.

         12. MISCELLANEOUS. This Warrant shall not be valid for any purpose unless signed by an authorized officer of the Company and countersigned by the duly designated and acting agent, if any. This Warrant does not confer upon the Holder any right to vote or to consent or to receive notice as a stockholder of the Company.

         13. HEADINGS. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

         14. LAW GOVERNING. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York.

         15. FURTHER ASSURANCES. The parties agree to execute such further documents and to take such further actions as may be necessary and/or reasonably requested to implement the transactions provided for in this Agreement and confirm the existence of this Agreement and information provided herein, provided however that no such further documents or actions shall alter the material terms of this Agreement, and no publication or public disclosure of the existence or terms of this Agreement shall be made unless with the prior approval of all parties hereto, unless and until applicable government regulation shall require such.

         16. COUNTERPARTS. This Agreement may be executed in counterpart signature pages which together shall evidence proper and effective execution of this Agreement by all parties.

         17.CAPITALIZED TERMS. Capitalized terms as used herein where not otherwise defined are as defined in the Subscription Agreement, Investor Warrants, Placement Agent Warrants and/or Escrow Agreement.


                                   KRANTOR CORPORATION


                                   By
                                     ------------------------------

ATTEST:


---------------------------------

                                   ASSIGNMENT

                   (To be executed by the registered Holder to
                    effect a transfer of the within Warrant)


         FOR VALUE RECEIVED,  I,  ______________________________________________
hereby sell, assign and transfer onto _____________________________________ this
Warrant and the rights represented by the Warrant to purchase common stock in accordance with the rights and conditions hereof, and do hereby irrevocably constitute and appoint _______________________________________, my attorney, to transfer the said Warrant on the books of the Company, with full power of substitution.


DATED:___________________, ____   SIGNED
                                        ------------------------------------


WITNESS:

-------------------------------




         NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

                              ELECTION TO PURCHASE

               (To be executed by the Holder desiring to exercise the right to purchase common stock evidenced by the within Warrant)


KRANTOR CORPORATION

         The undersigned irrevocably elects to exercise the right to purchase hereunder shares of the common stock of the Company of the par value of $.001 per share, in accordance with the terms and conditions of this Warrant, the amount of which shares being purchased and the amount of the exercise price/purchase price therefor being tendered herewith being as stated below, and requests that a certificate for such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below, and if said number of shares shall not be all of the shares purchasable hereunder, that a new warrant of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned at the address stated below.


Amount of Shares being Purchased
on Exercise of this Warrant             -----------------------------------


Amount of Purchase Price/Exercise
Price being tendered herewith


DATED:___________________, ____   SIGNED-----------------------------------

                                  Address:---------------------------------

                                          ---------------------------------

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